Exhibit 10.9(c)

SHUTTERSTOCK, INC.

FORM OF RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is made between Thilo Semmelbauer (the “Shareholder”) and Shutterstock, Inc. (the “Company”) or its assignees of rights hereunder as of October 5, 2012.

RECITALS

A.            On August 17, 2010, the Company granted the Shareholder a membership interest (the “Membership Interest”) in Shutterstock Images LLC (“Shutterstock LLC”) pursuant to the Profits Interest Grant and Repurchase Agreement (the “Grant Agreement”), which was subject to vesting based on the Shareholder’s continued service to Shutterstock LLC.

B.            Shareholder timely filed an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) in connection with the Membership Interest and Grant Agreement.

C.            In connection with a merger transaction whereby Shutterstock LLC was merged with and into the Company (such transaction, the “Merger”), the Shareholder received in the Merger in exchange for his Membership Interests [Number] shares of common stock of the Company (the “Shares”).

C.            Pursuant to the Agreement and Plan of Merger with respect to the Merger, the allocable portion of the Shares issued to the Shareholder in the Merger that is attributable to the Shareholder’s Membership Interest that was subject to vesting as of the date of the Merger (the “Closing Date”) will continue to remain subject to the same vesting conditions that were applicable to the Membership Interest as of the Closing Date.

D.            As of the Closing Date, the Shareholder was vested as to 7/15 of his Membership Interest and, therefore, 7/15 of the number of Shares, or [Number], are fully vested (the “Vested Shares”).  The remaining 8/15 of the number of Shares, or [Number], relate to the unvested portion of the Membership Interest as of the Closing Date (the “Restricted Shares”), which will vest and the Company’s right to reacquire the Restricted Shares shall lapse in accordance with the vesting schedule applicable to the Membership Interest, subject to the terms and conditions as more fully set forth in this Agreement.

E.             The parties hereto desire that this Agreement set forth the terms and conditions regarding the vesting of the Restricted Shares, and this Agreement supersedes in its entirety the Grant Agreement with respect to the terms and conditions regarding the vesting of the Restricted Shares.

NOW, THEREFORE, in consideration of the mutual promises and conditions set forth herein, and for other good and sufficient consideration, the sufficiency of which is hereby acknowledged, the Purchase and the Company agree as follows:

1.     Vesting Schedule.  The Restricted Stock will vest and the Company’s right to reacquire the Restricted Shares will lapse in accordance with the following schedule:

(a)           1/14 of the Restricted Shares shall vest on January 5, 2013 and 1/14 of the Restricted Shares shall vest each calendar quarter thereafter, such that all the Restricted Shares are vested and released from the Company’s right to acquire such Restricted Shares as of April 5, 2016.

(b)           Provided, however, 50% of then-outstanding Restricted Shares, which is equal to [Number] Restricted Shares, shall immediately vest and be released from the Company’s right to acquire such Restricted Shares upon the date of the effectiveness of the registration statement relating to the Company’s initial public offering and the remaining Restricted Shares shall vest ratably over the remaining vesting dates pursuant to the schedule set forth in Section 1(a) hereof.

2.     Escrow of Restricted Shares.

(a)   All Restricted Shares will, upon execution of this Agreement, be delivered and deposited with the Secretary of the Company or the Secretary’s designee (the “Escrow Holder”).  The Restricted Shares will be held by the Escrow Holder until such time as the Restricted Shares vest or the date the Shareholder ceases to be a Service Provider.

(b)   The Escrow Holder will not be liable for any act it may do or omit to do with respect to holding the Restricted Shares in escrow while acting in good faith and in the exercise of its judgment.

(c)   Upon the Shareholder’s termination as an employee, director, consultant or other service provider to the Company (a “Service Provider”) for any reason, the Escrow Holder, upon receipt of written notice of such termination, will take all steps necessary to accomplish the transfer of the unvested Restricted Shares to the Company.  The Shareholder hereby appoints the Escrow Holder with full power of substitution, as the Shareholder’s true and lawful attorney in fact with irrevocable power and authority in the name and on behalf of the Shareholder to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the unvested Restricted Shares to the Company upon such termination.

(d)   The Escrow Holder will immediately take all steps necessary to accomplish the transfer of Restricted Shares to the Shareholder after they vest.

(e)   Subject to the terms hereof, the Shareholder will have all the rights of a stockholder with respect to the Restricted Shares while they are held in escrow, including without limitation, the right to vote the Restricted Shares and to receive any cash dividends declared thereon.

3.     Forfeiture upon Termination of Status as a Service Provider.  Unless specifically provided otherwise in this Agreement or in another agreement between Shareholder and the Company, the Restricted Shares that have not vested at the time of the Shareholder’s termination as a Service Provider for any reason will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date of such termination and the Shareholder will have no further rights thereunder.  The Shareholder will not be entitled to a refund of the price paid for the Restricted Shares, if any, returned to the Company pursuant to this Section 3.  The Shareholder hereby appoints the Escrow Holder with full power of substitution, as the Shareholder’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Shareholder to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer such unvested Restricted Shares to the Company pursuant to this Section 3 upon such termination of service.

4.     Ownership, Voting Rights, Duties.  This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of the Shareholder, except as specifically provided herein.

5.     Restrictive Legends and Stop-Transfer Orders.

(a)   Legends.  The unvested Restricted Shares issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SHARES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT.

At such time as it is appropriate to remove any of the foregoing legends because the restrictions described therein are no longer applicable to the Shares, the Company will use its reasonable efforts to have such legends removed as soon as practicable thereafter.

(b)   Stop-Transfer Notices.  Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)   Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

6.     Tax Obligations.

(a)   Withholding Taxes.  Regardless of any action the Company takes with respect to any or all applicable national, local, or other tax or social contribution, withholding, required deductions, or other payments, if any, that may arise upon the receipt, vesting, the holding or subsequent sale of the Shares, and the receipt of dividends, if any (“Tax-Related Items”), the Shareholder acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by the Shareholder is and remains the Shareholder’s responsibility, except to the extent the Shareholder is entitled to a gross-up under Section 6(b) below.  The Shareholder further acknowledges that the Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Shares and the receipt of dividends, if any; and (b) does not commit to and is under no obligation to structure the terms of the Restricted Stock to reduce or eliminate the Shareholder’s liability for Tax-Related Items, or achieve any particular tax result.

(b)   Tax Gross-Up.  The Company shall gross-up Shareholder for all taxes, penalties and interest Shareholder incurs arising out of an Internal Revenue Service (or other government agency) determination that the Membership Interest had a fair market value on the date of grant of more than $0 or a determination that some or all of the terms of the Membership Interest, Grant Agreement, Vested Shares, Restricted Shares or this Agreement are not exempt from or fail to comply with the requirements of Section 409A of the Code and the guidance promulgated thereunder (“Section 409A”).  The Company reserves the right to amend the this Agreement at any time to cause this Agreement to either comply with or be exempt from Section 409A, providing that no Company amendment or action shall negatively affect any of Shareholder’s rights.

(c)   Notwithstanding any contrary provision of this Agreement, no Restricted Shares may be released from the escrow established pursuant to Section 2, unless and until satisfactory arrangements (as reasonably determined by the Company) will have been made by the Shareholder with respect to the payment of any Tax-Related Items obligations of the Shareholder with respect to the Restricted Shares.  In this regard, the Shareholder authorizes the Company, or its respective agents, at their reasonable discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)    paying cash;

(ii)   withholding from the Shareholder’s wages or other cash compensation paid to the Shareholder by the Company; or

(iii)  withhold or sell the Restricted Shares held in the escrow established pursuant to Section 2 having a fair market value equal to the minimum amount required to be withheld.

Notwithstanding the immediately preceding provision, in the event the Shareholder designates the order in which (i), (ii) and (iii) above should be applied to satisfy the obligations with regard to Tax-Related Items, then the Company shall abide by and follow Shareholder’s designation.

The Shareholder shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold with respect to the Restricted Shares that cannot be satisfied by one or more of the means previously described in this Section 6.

7.     No Guarantee of Continued Service.  THE SHAREHOLDER ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING THE SHAREHOLDER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE RIGHT TO PURCHASE SHARES OR ACQUIRING SHARES HEREUNDER.  THE SHAREHOLDER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH THE SHAREHOLDER’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING THE SHAREHOLDER) TO TERMINATE THE SHAREHOLDER’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

8.     Notices.  Notices required hereunder shall be given in person or by registered mail to the address of the Shareholder shown on the records of the Company, and to the Company at their respective principal executive offices.

9.     Unvested Restricted Shares Not Transferable.  Unvested Restricted Shares subject to this Agreement and the rights and privileges conferred hereby cannot not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and cannot be subject to sale under execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any unvested Restricted Shares subject to this Agreement, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

10.   Additional Conditions to Release from Escrow.  The Company will not be required to cause the release of the Restricted Shares from the escrow established pursuant to Section 2 prior to the expiration of any contractual lock-up agreement to which the Shareholder is subject, including, without limitation, the lock-up provisions contained in Section 11 hereof.

11.   Lock-Up Agreement.  In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, the Shareholder hereby agrees not to offer, pledge, sell, contract to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.  Notwithstanding the foregoing, if during the last 17 days of the restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any FINRA rules, the restrictions imposed by this subsection shall continue to apply until the end of the third trading day following the expiration of the 15-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  In no event will the restricted period extend beyond 216 days after the effective date of the registration statement.  In order to enforce the restriction set forth above, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period.  The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section.

If the underwriters release or waive any of the foregoing restrictions in connection with a transfer of shares of common stock of the Company, the underwriters shall notify the Company at least three business days before the effective date of any such release or waiver.  Further, the Company will announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the underwriters shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (x) the release or waiver is effected solely to permit a transfer not for consideration and (y) the transferee has agreed in writing to be bound by the same terms of the lock-up provisions applicable in general to the extent, and for the duration, that such lock-up provision remain in effect at the time of the transfer.

12.   Survival of Terms.  This Agreement shall apply to and bind the Shareholder and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

13.   Section 83(b) Election.  The Shareholder hereby acknowledges that he has been informed that with respect to the Restricted Shares an election (the “Election”) may be filed by the Shareholder with the Internal Revenue Service, within thirty (30) days of the Closing Date.  Absent such an Election, the Shareholder hereby acknowledges that he has been informed that taxable income may result to the Shareholder at the time or times on which the Company’s right to reacquire the Restricted Shares lapses.  The Shareholder is strongly encouraged to seek the advice of his own tax consultants in connection with the receipt of the Restricted Shares and the advisability of filing of the Election under Section 83(b) of the Code.  A form of Election under Section 83(b) is attached hereto as Exhibit 1 for reference.

THE SHAREHOLDER ACKNOWLEDGES THAT IT IS THE SHAREHOLDER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE SHAREHOLDER

REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE SHAREHOLDER’S BEHALF.

14.   Representations.  The Shareholder has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement.  The Shareholder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Shareholder understands that he (and not the Company) shall be responsible for his own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

15.   Modifications to the Agreement.  This Agreement, Shareholder’s Employment Agreement, and Shareholder’s Severance and Change In Control Agreement constitute the entire understanding of the parties on the subjects covered.  The Shareholder expressly warrants that he is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein or therein.  Modifications to this Agreement can be made only in an express written contract executed by a duly authorized officer of the Company.

16.   Entire Agreement; Governing Law.  This Agreement will be governed by the laws of the State of New York, without giving effect to the conflict of law principles thereof.  For purposes of litigating any dispute that arises under this Agreement, the parties hereby submit to and consent to the jurisdiction of the Supreme Court of the State of New York for New York County and/or the United States District Court for the Southern District of New York, to the extent subject matter jurisdiction exists therefore, and the parties irrevocably submit to the jurisdiction of both such courts in respect of any such action or proceeding.  The parties irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter nave to the laying of venue of any such action or proceeding brought in the courts of the State of New York and/or the United States District Court for the Southern District of New York, and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.  Any judgment may be entered in any court having jurisdiction thereof.  This Agreement supersedes in its entirety the Grant Agreement with respect to the term and conditions regarding the vesting of the Restricted Shares.

The Shareholder represents that he has read this Agreement and is familiar with its terms and provisions.  The Shareholder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Agreement.

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IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

THE SHAREHOLDER	SHUTTERSTOCK, INC.

Signature	By

Thilo Semmelbauer
Print Name	Print Name

Title

Dated:                                                   ,

EXHIBIT 1

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Sections 55 and 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income or alternative minimum taxable income, as the case may be, for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below.

1.                                       The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

	TAXPAYER	SPOUSE

NAME:

ADDRESS:

TAX ID NO.:

TAXABLE YEAR:

2.                                       The property with respect to which the election is made is described as follows:                      shares (the “Shares”) of the Common Stock of Shutterstock, Inc. (the “Company”).

3.                                       The date on which the property was transferred is:                                        ,            .

4.                                       The property is subject to the following restrictions:

The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company.  These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

5.                                       The Fair Market Value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms shall never lapse, of such property is:  $                                  .

6.                                       The amount (if any) paid for such property is:  $                                  , paid for with property with equivalent value in a transaction intended to qualify as a tax-free exchange of property for stock pursuant to Section 351 of the Internal Revenue Code of 1986, as amended..

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property.  The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: ,
Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: ,
Spouse of Taxpayer